EXHIBIT 10.32

UPEXI, INC.

PHANTOM STOCK APPRECIATION PLAN

EFFECTIVE JULY 1, 2025

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ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1 Establishment of Plan. Upexi, Inc., a Delaware corporation, (the “Company”) hereby adopts and establishes an incentive plan for key employees of the Company and its subsidiaries which shall be known as the Upexi, Inc. Phantom Stock Appreciation Plan (the “Plan”).

1.2 Purpose. The purpose of the Plan is to motivate and reward key employees of the Company by providing incentive compensation opportunities based upon the value of the Company, thereby increasing the long-term value of the Company and enhancing the Company’s ability to attract, retain, and motivate the highest caliber employees. The purpose of the Plan will be carried out by granting Phantom Stock Appreciation Units (“PSUs”) to eligible employees, subject to the terms of the Plan. No actual shares of common stock or other ownership membership interests in the Company shall be issued under the Plan, and no Participant shall be entitled to receive shares of common stock or other ownership interests in the Company pursuant to the grant of an award under the Plan.

ARTICLE II

DEFINITIONS

The following definitions apply under the Plan:

“Account” means a bookkeeping account established in the name of each Participant which is credited with shares of Phantom Stock Appreciation Units awarded to the Participant.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Award” means the grant of Phantom Stock Appreciation Units to a Participant.

“Award Agreement” means the agreement between the Company and a participant evidencing each grant of Phantom Stock Appreciation Units and the terms thereof.

“Cause” means, if there is an employment agreement between the Participant and the Company and the agreement contains a definition of “Cause”, the definition contained therein; otherwise “Cause” shall mean:

(a) the Participant’s conviction of a felony under Federal law or the law of the state in which such action occurred;

(b) the Participant’s dishonesty in the course of fulfilling employment duties;

(c) the Participant’s disclosure of Company trade secrets;

(d) willful and deliberate failure of the Participant to perform employment duties in any material respect;

(e) the Participant’s material violation of the Company’s written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct;

(f) the Participant’s engagement in conduct that brings or is reasonably likely to bring the Company negative publicity or into public disgrace, embarrassment, or disrepute.

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The Compensation Committee of the Company shall have sole discretion to determine whether Cause exists and its determination shall be final.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Upexi, Inc.

“Date of Grant” means the date an Award is granted to a Participant.

“Effective Date” of the Plan is July 1, 2025.

“Employee” means a person (as described in Treas. Reg. §1.409A-1(f)(1)) providing services in the capacity of a common law employee to the Employer.

“Employer” means the Company, a subsidiary of the Company or an affiliate of the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Grant Date Value” means the closing price of Upexi, Inc. common stock on NASDAQ on the business day preceding the Date of Grant.

“Participant” means an employee who is selected to participate in the Plan.

“Payment Date” means the date on which the Participant will receive a lump sum distribution of their Account balance.

“Payment Date Value” means the 30-day average closing price of Upexi, Inc. common stock on NASDAQ between June 1st and June 30th immediately preceding the Payment Date as described in Section 5.2. If the Payment Date is other than July 1st, then the Payment Date Value shall be the 30/31-day average closing price of Upexi, Inc. common stock on NASDAQ for the full month immediately preceding the designated payment date as determined by the Company.

“Phantom Stock Appreciation Units” or “PSUs” means an award of an unfunded, unsecured promise by the Company to pay to a Participant the Payment Date Value subject to the terms and conditions of this Plan. Phantom Stock Appreciation Units do not constitute issued and outstanding shares of stock for any corporate purposes and do not confer on the Participant any voting rights or the right to receive dividends.

“Plan” means the Upexi, Inc. Phantom Stock Appreciation Plan, as amended from time to time.

“Plan Year” means the twelve month period beginning July 1 and ending June 30.

“Rollover Date” means each July 1 following the Date of Grant for existing Award(s) granted to a Participant and subject to the terms and conditions of Articles IV and V.

“Rollover Date Value” means the 30-day average closing price of Upexi, Inc. common stock on NASDAQ between June 1st and June 30th immediately preceding the Rollover Date.

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ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1 Eligibility. Any employee of the Company who is selected and approved by the Board of Directors, upon such criteria as determined by the Board of Directors in its discretion, shall be eligible to participate in the Plan.

3.2 Grant of Awards. The Company may grant awards of Phantom Stock Appreciation Units to Participants in such amounts as it may determine as of July 1 of a given Plan Year or such other date as the Company determines.

ARTICLE IV

TERMS AND CONDITIONS

4.1 Awards. The Board of Directors will grant to each Participant a number of PSUs as the Board of Directors shall determine in its discretion. The Board of Directors may, from time to time, grant additional PSUs to new and existing Participants at its sole discretion. PSUs will be deemed to be granted as of July 1 in the year specified by the Board of Directors or such other date as selected by the Board and listed in a Participant’s Award Agreement.

4.2 Vesting. Except as otherwise provided in a Participant’s employment or Award Agreement and subject to the Board’s discretion pursuant to Section 5.2, PSUs shall be 100% vested on each June 30th following the Date of Grant provided that Participant is employed by the Company or an Affiliate on such date. Notwithstanding the foregoing, in the event a Participant is terminated by the Company or an Affiliate for Cause, all PSUs shall be forfeited.

4.3 Adjustment for Changes in Capitalization. In the event of any change in the number of outstanding shares of stock by reason of a recapitalization, reclassification, stock split, reverse stock split or stock dividend, the number of Phantom Stock Appreciation Units shall be proportionately adjusted by the Board of Directors if applicable and in a reasonable and equitable manner.

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ARTICLE V

VALUATION AND PAYMENT OF PHANTOM STOCK APPRECIATION UNITS

5.1 Valuation. The Company shall credit to each Participant’s Account by means of a bookkeeping entry the number of Phantom Stock Appreciation Units awarded. On an annual basis, as of the end of each Plan Year (June 30), the Account for each Participant shall be equal to the excess of (a) the Payment Date Value at the end of the Plan Year (or such other determination date selected by the Company if the Payment Date is not July 1); over (b) the Grant Date Value or the Rollover Date Value as applicable, multiplied by (c) the number of PSUs in a Participant’s Account. Such amount shall be paid to a Participant pursuant to Section 5.2.

The PSUs in the Account shall be valued each year and such process shall continue until the earliest to occur of the date a Participant has terminated employment, the date of a Change of Control as defined by the Company, and the date the Plan has terminated or the Company has terminated one or more awards for a Participant. If the per unit value of PSU at the end of the Plan Year is less than the per unit value of the PSU at the beginning of such Plan Year, no amount shall be payable to a Participant under the Plan for such Plan Year.

5.2 Payment. A Participant must be employed on June 30th to receive the Account value for such Plan Year except as otherwise determined by the Company. The Account value as determined in Section 5.1 shall be paid in a lump sum payment no later than September 15th following the end of each Plan Year. Payment will be made in cash. The Company may also elect to pay up to 50% of the Account value prior to June 30 of each year with a true up made for the Payment Date Value on June 30 if applicable.

5.3 Withholding. The Company will withhold from any payment made under the Plan all applicable taxes, including federal, state, local and employment taxes.

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ARTICLE VI

AMENDMENT AND TERMINATION

6.1 Amendment and Termination. The Board may, at any time, and in its discretion, alter, amend, modify, suspend or terminate the Plan or any portion thereof; provided, however, that no such amendment, modification, suspension or termination shall, without the consent of a Participant, adversely affect such Participant’s rights with respect to amounts credited to or accrued in their Account and provided, further, that, no amendment shall be made or payment of benefits shall occur upon termination of the Plan unless the requirements of Section 409A of the Code have been met.

6.2 Cessation of Future Awards. The Company may elect at any time to amend the Plan to cease future awards as of a specified date. In such event, the Plan remains in effect (except those provisions permitting the frozen awards type) until all balances are paid in accordance with the Plan terms, or, if earlier, upon the Company’s termination of the Plan.

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ARTICLE VII

PLAN ADMINISTRATION AND GENERAL PROVISIONS

7.1 Plan Administration. The Board of Directors will administer and interpret the Plan, including making a determination of the benefit due any Participant under the Plan. The decision of the Board of Directors or its designee concerning the administration of the Plan is final and is binding upon all persons having any interest in the Plan.

7.2 Unfunded Plan. The Company intends this Plan to be an unfunded plan that is wholly or partially exempt under ERISA. No Participant, beneficiary or successor thereto has any legal or equitable right, interest or claim to any property or assets of the Company. The Company’s obligation to pay Plan benefits is an unsecured promise to pay. Any assets held in the Plan remain subject to claims of the Company’s general creditors and no Participant’s or beneficiary’s claim to Plan assets has any priority over any general unsecured creditor of the Company.

7.3 No Assignment. No Participant has the right to anticipate, alienate, assign, pledge, encumber, sell, transfer, mortgage or otherwise in any manner convey in advance of actual receipt, the Participant’s Account. Prior to actual payment, a Participant’s Account is not subject to the debts, judgments or other obligations of the Participant or beneficiary and is not subject to attachment, seizure, garnishment or other process applicable to the Participant or beneficiary.

7.4 Not an Employment Contract. The Plan does not constitute a contract of employment, and participation in the Plan will not give any Participant the right to be retained in the employ of the Company or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

7.5 Severability. The parties expressly agree that in the event that any provision of this Plan shall be adjudicated to be unenforceable by any court of competent jurisdiction or by any arbitrator(s) pursuant to the foregoing provision, the balance of this Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this instrument, by the authority of the Board of Directors of Upexi, Inc. has been executed this _____ day of _____________________, 2025.

UPEXI, INC.

By: ________________________________

Its: ________________________________

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